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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 5, 1997


                         FRONTIER INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                                  0-15022                 14-1681606
(State or other juris-                    (Commission             (IRS Employer
  diction of incorp-                      File Number)            Identification No.)
     oration)

195 LAKE LOUISE MARIE ROAD, ROCK HILL, NEW YORK                   12775-8000
  (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (914) 796-2100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5.        OTHER EVENTS.


               On August 5, 1997, Frontier Insurance Group, Inc. ("Registrant"), issued a press release announcing its unaudited results for the quarter and six months ended June 30, 1997. A copy of the press release is attached as Schedule A hereto.




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                                    SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             FRONTIER INSURANCE GROUP, INC.
                             (Registrant)


                             By: /s/ Mark H. Mishler
                                 ---------------------------------------
                                     Mark H. Mishler
                                    Vice President - Treasurer and
                                    Chief Financial Officer


Dated:  August 5, 1997



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


                                                                      Schedule A


      Press Release of Frontier Insurance Group, Inc.



                                                     ---------------------------
                                                                NEWS
                                                     ---------------------------
[FRONTIER LOGO]                                       Rock Hill, NY 12775-8000
INSURANCE GROUP, INC.                                      (914) 796-2100


--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
---------------------
CONTACT: MARK H. MISHLER (914) 796-2100, EXT 5490

FRONTIER INSURANCE GROUP, INC.  ANNOUNCES UNAUDITED SECOND QUARTER 1997 RESULTS

Rock Hill, New York, August 5, 1997... Frontier Insurance Group, Inc. (Frontier)
(NYSE- FTR) today reported net income of $15.4 million for the second quarter of 1997 as compared to $9.8 million for the 1996 second quarter. Operating income per share for the second quarter increased to $.51 per share, a 54.5% increase, and net income per share increased by 52.9% to $.52 per share. Net income for the six months ended June 30, 1997 increased 43.2% to $27.3 million from the comparable 1996 period, operating income per share increased to $.90 per share, a 40.6% increase, and net income per share increased by 38.8% to $.67. Net income for the second quarter and six months ended were positively impacted by the acquisition of Lyndon Property Insurance Company, for the period FROM
JUNE 3, 1997, THE DATE OF ITS ACQUISITION.

Frontier's gross and net written premiums increased substantially in 1997 (by
52.0% and 24.4%, respectively, and 47.0% and 26.3 %, respectively, in the 1997 second quarter and six-month period) over the comparable 1996 periods as a result of growth in the majority of the Company's core and new program business, and the acquisitions of Lyndon, United Capitol Holding Company and Regency
Insurance Company. These increases were partially offset by (i) a decrease in workers' compensation, particularly in the cotton gin program that the Company discontinued during 1996, (ii) a decrease in the workers' compensation component of the social services programs due to price competition, and (iii) a loss of medical malpractice business due to the effects of rate increases in Florida.
The reclassification of certain medical malpractice business to the general liability line of business reduced net written premiums for medical malpractice.
Total net written premiums were reduced by increased ceded premiums to the Company's reinsurance treaties. Net premiums earned increased at a substantially similar rate as net written premiums, (by 21.2% and 23.6%, respectively, for the net premiums earned for the second quarter and six month period) over the comparable 1996 period. Since net written premiums for the third and fourth quarters have historically contributed approximately 60% of the calendar year premiums, the Company expects to meet its growth objectives in the 1997 fiscal year. The Company also has several new specialty insurance programs that will be introduced in the third quarter.

Net investment income for the second quarter of 1997 increased 49.3% from the 1996 comparable period, primarily as a result of greater investable funds available from the proceeds of the issuance of Convertible Trust Originated
Preferred Securities ("TOPrS") in October 1996, cash inflow from regular operations and the contribution to net investment income by Lyndon, United
Capitol and Regency, partially offset by the interest charge on

                                     -more-



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




funds held by the Company for the benefit of the reinsurer of the Company's aggregate excess of loss reinsurance contract. The after-tax yield on investments, excluding the interest charge on funds held under the aggregate excess of loss reinsurance contract, for the second quarter of 1997 was 5.0% compared to 5.0% for the comparable 1996 period. Net investment income for the six-month period of 1997 was up 51.0% over the comparable 1996 six-month period, primarily as a result of the aforementioned increase in investable funds, partially offset by the interest charge on funds held under the aggregate excess of loss reinsurance contract. The after-tax yield on investments, excluding the interest charge for the funds held under the aggregate excess of loss reinsurance contract, for the six months ended 1997 was 4.9% compared to 4.9% for the comparable 1996 period. The realized capital gain of $1.2 million for the six months ended 1997 was primarily attributable to capital gains recognized during the year in the convertible bond portfolio.

Total revenues of $89.3 million were 18.5% higher for the second quarter than in the 1996 quarter, while second quarter total expenses increased 10.5% over the 1996 quarter, resulting in a statutory combined ratio of 84.9% for the second quarter 1997, compared to 93.5% for the second quarter of 1996 and a GAAP combined ratio of 85.8% for the second quarter of 1997 compared to 92.7% for the comparable 1996 period. Total revenues of $179.8 million for the six months ended June 30, 1997 were 26.4% higher than the comparable 1996 period, while the six months' total expenses increased 22.5%, resulting in a statutory combined ratio of 89.5% for the 1997 six-month period, compared to 92.5% for the comparable 1996 period, and a GAAP combined ratio of 88.4% for the six-month period compared to 92.4% for the comparable 1996 period.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section
27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the
Securities Exchange Act of 1934 (the "Exchange Act") which are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Such risks and uncertainties include, but are not limited to, the following: (i) general economic conditions; (ii) conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes, rating agency policies and practices, competitive factors and claims development and the impact thereof on loss reserves, the Company's reserving policies and the adequacy of the Company's reinsurance programs; (iii) developments in the securities markets and the impact thereof on the Company's investment portfolio;
(iv) the success of the Company's acquisition program: (v) changes in generally accepted accounting principles; and (vi) the risk factors set forth in this release. Accordingly, there can be no assurance that the actual results will conform to the forward-looking statements in this release. The words "believes,"
"anticipates," "expects" and similar expressions are intended to identify forward-looking statements.

Frontier is a national underwriter and creator of specialty insurance products serving the needs of insureds in niche markets.

                                     -more-



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                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)
             (amounts in thousands, except per share dollar amounts)

[GRAPHIC OMITTED]

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

Income Statement Data:                         THREE MONTHS ENDED          PERCENT           SIX  MONTHS ENDED          PERCENT
---------------------                                JUNE 30               CHANGE                 JUNE  30              CHANGE
                                            ---------------------------    --------       ----------------------------   -------
                                               1997           1996                           1997           1996
                                            ------------   ------------                   -----------     ----------
  REVENUES
   Premiums written                          $129,170       $84,966          52.0           $234,982       $159,826         47.0
   Premiums ceded                             (40,023)      (13,343)        200.0            (66,523)       (26,474)       151.3
                                            ---------       -------                         --------       --------
      NET PREMIUMS WRITTEN                  $  89,147       $71,623          24.5           $168,459       $133,352         26.3
                                            =========       =======                         ========       ========

  Net premiums earned                       $  76,017       $66,148          14.9           $153,824       $124,442         23.6
   Net investment income                       12,825         8,588          49.3             24,718         16,374         51.0
   Realized capital gains (losses)                494           614         (19.5)             1,215          1,305         (6.9)
   Claims adjusting income                        (15)           12        (225.0)                               37       (100.0)
                                            ---------       -------       -------           --------       --------
      TOTAL REVENUES                           89,321        75,362          18.5            179,757        142,158         26.4

  EXPENSES
   Losses                                      26,105        30,404         (14.1)            57,221         56,916           .5
   Loss adjustment expenses                     9,930         9,797           1.4             24,488         18,728         30.8
   Policy acquisition costs                    19,960        15,330          30.2             35,911         27,711         29.6
   Underwriting and other expenses              9,194         5,847          57.2             18,425         11,638         58.3
   Minority interest in income of
       consolidated subsidiary trust            2,849                         N/A              5,581                         N/A
   Interest expense                               281           439         (36.0)               281            880        (68.1)
                                            ---------       -------                         --------       --------
      TOTAL EXPENSES                           68,319        61,817          10.5            141,907        115,873         22.5
      INCOME  (LOSS)  BEFORE
        INCOME TAXES                           21,002        13,545          55.1             37,850         26,285         44.0

  INCOME TAXES
   State                                          307           432         (28.9)               410            547        (25.0)
   Federal                                      5,276         3,344          57.8             10,117          6,705         50.9
                                           ----------     ---------                        ---------      ---------
      TOTAL INCOME TAXES                        5,583         3,776          47.9             10,527          7,252         45.2
                                           ----------     ---------                        ---------      ---------

      NET INCOME (LOSS)                      $ 15,419      $  9,769          57.8           $ 27,323        $19,033         43.6
                                           ==========     =========                        =========      =========

   PRIMARY EARNINGS PER SHARE:
   Operating income (loss)                       $.51          $.33          54.5               $.90           $.64         40.6
   Realized capital gains (losses)                .01           .01           0.0                .03            .03          0.0
                                                 ----          ----                             ----          -----

      NET INCOME (LOSS)                          $.52          $.34          52.9               $.93           $.67         38.8
                                                 ====          ====                             ====           ====

   FULLY DILUTED EARNINGS PER SHARE:
   Operating income (loss)                       $.47          $.33          42.4               $.82           $.64         28.1
   Realized capital gains (losses)                .01           .01           0.0                .02            .03        (33.3)
                                                 ----          ----                             ----           ----

      NET INCOME (LOSS)                          $.48          $.34          41.2               $.84           $.67         25.4
                                                 ====          ====                             ====           ====

  WEIGHTED AVERAGE SHARES
   OUTSTANDING (in thousands)
      Primary                                  29,365        28,760           2.1             29,353         28,702          2.3
      Fully Diluted                            36,724        28,760          27.7             36,712         28,702         27.9

  GAAP COMBINED RATIO                           85.8%         92.7%           N/A              88.4%          92.4%          N/A



  Balance Sheet Data:                                               JUNE  30
  -------------------                                      ------------------------------               PERCENT
                                                               1997              1996                   CHANGE
                                                           ------------      ------------               ------
                                                                    (UNAUDITED)
    Total investments                                       $1,064,781          $635,586                 67.5
    Total assets                                             1,656,334           950,159                 74.3
    Reserves for:

      Gross unpaid losses                                      511,158           407,890                 25.3
      Gross loss adjustment expenses                           112,709            85,931                 31.2
    Total liabilities                                        1,194,551           713,157                 67.5
    Total shareholders' equity                                 294,813           237,002                 24.4
    Book value per share                                        $10.03             $8.22                 22.0


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